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Exhibit 10.8

As of April    , 2006

To the Board of Directors of
Restaurant Acquisition Partners, Inc.:

Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase            units ("Insider Units"), each consisting of one share of common stock and two warrants, each to purchase one share of common stock, of Restaurant Acquisition Partners, Inc. (the "Company"), at $6.00 per Insider Unit for an aggregate purchase price of $            ("Purchase Price"). The purchase and issuance of the Insider Units shall occur simultaneously with the consummation of the Company's initial public offering of securities ("IPO").

        At least 24 hours prior to the consummation of the IPO, the undersigned shall deliver the Purchase Price to the Company to hold until the Company consummates the IPO. Simultaneously with the consummation of the IPO, the Company will deposit the Purchase Price into the trust fund ("Trust Fund") established by the Company for the benefit of certain stockholders as described in the Company's Registration Statement. If the IPO is not consummated, the Company shall return the Purchase Price to the undersigned, without interest or deduction.

        The undersigned represents and warrants that it has been advised that the Insider Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"); that it is acquiring the Insider Units for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Insider Units in violation of the securities laws of the United States; that it is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

        Moreover, the undersigned agrees that he shall not sell or transfer the Insider Units or any underlying securities (collectively, "Insider Securities") until after the Company consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business ("Business Combination") and acknowledges that the certificates of such Insider Units shall contain a legend indicating such restriction on transferability. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of common stock included within the Insider Securities owned by him in accordance with the majority of the votes cast by the holders of the shares of common stock issued in the IPO. Additionally, the undersigned hereby waives, with respect to the Insider Securities, any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of the liquidation of the Company.

        The Company hereby acknowledges and agrees that, if the Company calls the warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Company and Continental Stock Transfer & Trust Company in connection with the Company's IPO, the Company shall allow the undersigned to exercise any warrants included within the Insider Units on a "cashless basis" pursuant to Section 3.3.1 of the Warrant Agreement.

Very truly yours,

Agreed to:

Restaurant Acquisition Partners, Inc.

By:

Name:
Title:

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Exhibit 10.8